                                                                     EXHIBIT 1.2
================================================================================





                            BOSTON PROPERTIES, INC.
                           (a Delaware corporation)



                       4,000,000 Shares of Common Stock




                       INTERNATIONAL PURCHASE AGREEMENT






Dated:  January __, 1998


================================================================================

                               Table of Contents

SECTION 1.  Representations and Warranties................................... 4
            ------------------------------
    (a)  Representations and Warranties by the Company....................... 4
            (i)      Compliance with Registration Requirements............... 4
            (ii)     Independent Accountants................................. 5
            (iii)    Financial Statements.................................... 5
            (iv)     No Material Adverse Change in Business.................. 5
            (v)      Good Standing of the Company............................ 6
            (vi)     Good Standing of Subsidiaries........................... 6
            (vii)    Capitalization.......................................... 6
            (viii)   Authorization of Agreement.............................. 7
            (ix)     Authorization and Description of Securities............. 7
            (x)      Authorization and Description of OP Units............... 7
            (xi)     Absence of Defaults and Conflicts....................... 7
            (xii)    Absence of Labor Dispute................................ 8
            (xiii)   Absence of Proceedings.................................. 8
            (xiv)    Qualification as a REIT................................. 8
            (xv)     Accuracy of Exhibits.................................... 9
            (xvi)    New York Stock Exchange Listing......................... 9
            (xvii)   Absence of Further Requirements......................... 9
            (xviii)  Possession of Licenses and Permits...................... 9
            (xix)    The Properties.......................................... 9
            (xx)     Insurance.............................................. 10
            (xxi)    Taxes.................................................. 10
            (xxii)   Mortgages and Deeds of Trust........................... 10
            (xxiii)  Compliance with Cuba Act............................... 10
            (xxiv)   Investment Company Act................................. 11
            (xxv)    Environmental Laws..................................... 11
            (xxvi)   Registration Rights.................................... 12
    (b)     Officer's Certificates.......................................... 12

SECTION 2.  Sale and Delivery to International Managers; Closing............ 12
            ----------------------------------------------------
    (a)     Initial Securities.............................................. 12
    (b)     Option Securities............................................... 12
    (c)     Payment......................................................... 13
    (d)     Denominations; Registration..................................... 14


SECTION 3.  Covenants of the Company........................................ 14
            ------------------------
    (a)     Compliance with Securities Regulations and Commission Requests.. 14
    (b)     Filing of Amendments............................................ 14
    (c)     Delivery of Registration Statements............................. 14
    (d)     Delivery of Prospectuses........................................ 15


    (e)     Continued Compliance with Securities Laws....................... 15
    (f)     Blue Sky Qualifications......................................... 15
    (g)     Rule 158........................................................ 16
    (h)     Use of Proceeds................................................. 16
    (i)     Listing......................................................... 16
    (j)     Restriction on Sale of Securities............................... 16
    (k)     Qualification as a REIT......................................... 17

SECTION 4.  Payment of Expenses............................................. 17
            -------------------
    (a)     Expenses........................................................ 17
    (b)     Termination of Agreement........................................ 17

SECTION 5.  Conditions of International Managers' Obligations............... 17
            -------------------------------------------------
    (a)     Effectiveness of Registration Statement......................... 18
    (b)     Opinion of Counsel for Company.................................. 18
    (c)     Opinion of General Counsel of Company........................... 18
    (d)     Opinion of Counsel for International Managers................... 18
    (e)     Officers' Certificate........................................... 19
    (f)     Accountant's Comfort Letter..................................... 19
    (g)     Bring-down Comfort Letter....................................... 19
    (h)     Approval of Listing............................................. 20
    (i)     No Objection.................................................... 20
    (j)     Lock-up Agreements.............................................. 20
    (k)     Purchase of Initial U.S. Securities............................. 20
    (l)     Conditions to Purchase of International Option Securities....... 20
    (m)     Additional Documents............................................ 21
    (n)     Termination of Agreement........................................ 21

SECTION 6.  Indemnification................................................. 22
            ---------------
    (a)     Indemnification of International Managers....................... 22
    (b)     Indemnification of Company, Directors and Officers.............. 23
    (c)     Actions against Parties; Notification........................... 23
    (d)     Settlement without Consent if Failure to Reimburse.............. 24

SECTION 7.  Contribution.................................................... 24
            ------------

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.. 26
            --------------------------------------------------------------

SECTION 9.  Termination of Agreement........................................ 26
            ------------------------
    (a)     Termination; General............................................ 26
    (b)     Liabilities..................................................... 27

SECTION 10. Default by One or More of the International Managers............ 27
            ----------------------------------------------------


SECTION 11.  Notices........................................................ 27
             -------

SECTION 12.  Parties........................................................ 28
             -------

SECTION 13.  GOVERNING LAW AND TIME......................................... 28
             ----------------------

SECTION 14.  Effect of Headings............................................. 28
             ------------------

SCHEDULE A................................................................Sch A
SCHEDULE B............................................................... Sch B
SCHEDULE C................................................................Sch C
EXHIBIT A...................................................................A-1
SCHEDULE A-1............................................................Sch A-1
EXHIBIT B...................................................................B-1

                            BOSTON PROPERTIES, INC.

                            (a Delaware corporation)

                        4,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                               January __ , 1998


GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (UK) LTD.
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
SMITH BARNEY INC.
CHASE MANHATTAN INTERNATIONAL LIMITED
 as Lead Managers of the several International Managers
c/o  Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

Ladies and Gentlemen:

     Boston Properties, Inc., a Delaware corporation (the "Company") and Boston Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), each confirms its agreement with Goldman Sachs International ("Goldman Sachs (Int'l)"), Merrill Lynch International ("Merrill Lynch (Int'l)"), Bear, Stearns International Limited ("Bear, Stearns (Int'l)"), Donaldson, Lufkin & Jenrette International (DLJ (Int'l), Morgan Stanley & Co. International Limited ("Morgan Stanley (Int'l)"), PaineWebber International (UK) Ltd. ("PaineWebber (Int'l)"), Prudential-Bache Securities (U.K.) Inc. ("Prudential-Bache (Int'l)"), Smith Barney Inc. ("Smith Barney"), Chase Manhattan International Limited ("Chase (Int'l) and each of the other international underwriters named in Schedule A hereto (collectively, the

"International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs (Int'l), Merrill Lynch (Int'l), Bear, Stearns (Int'l), DLJ (Int'l), Morgan Stanley (Int'l), PaineWebber (Int'l), Prudential-Bache (Int'l) Smith Barney and Chase (Int'l) are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,000,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 600,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company and the Operating Partnership are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 16,000,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Goldman Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc.,Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated, Smith Barney Inc.and Chase Securities Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 2,400,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities").
The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinators").

     The Company and the Operating Partnership each understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-41449) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective
(a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations to register additional shares of Common Stock to be sold in the public offering of the Securities is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated January 2, 1998 and preliminary U.S. Prospectus dated January 2, 1998 respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company and the Operating Partnership each severally represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each International Manager, as follows:

          (i)  Compliance with Registration Requirements.  Each of the
               -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to

     Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)  Independent Accountants.  The accountants who certified the
                -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements.  The consolidated and combined financial
                --------------------
     statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and Boston Properties Predecessor Group (as defined in the Registration Statement) at the dates indicated, and the consolidated and combined statements of operations, owners' equity and cash flows of the Company and Boston Properties Predecessor Group for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Other than the historical and pro forma financial statements (and schedules) included in the Registration Statement and Prospectuses, no other historical or pro forma financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein.

          (iv)  No Material Adverse Change in Business.  Since the respective
                --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the properties set forth in Schedule C hereto has occurred, (C) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its Subsidiaries with respect to its partnership interests or any class of its capital stock.

          (v)   Good Standing of the Company.  The Company has been duly
                ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)  Good Standing of Subsidiaries.  Each of the subsidiaries of the
                -----------------------------
     Company, including without limitation the Operating Partnership, (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a general or limited partnership or corporation, as the case may be, in good standing (in the case of corporations and limited partnerships) under the laws of the jurisdiction of its organization, has partnership or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign partnership or corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid; except as otherwise disclosed in the Registration Statement, all such shares and interests, as the case may be, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (vii) Capitalization.  The authorized capital stock of the Company is
                --------------
     as set forth in the Prospectuses under the caption "Description of Capital Stock" and the issued and outstanding capital stock of the Company, as of the Closing Time, will be as set forth in the Prospectuses under the caption "Capitalization." The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii)  Authorization of Agreement.  This Agreement and the U.S.
                  --------------------------
     Purchase Agreement have been duly authorized, executed and delivered by the Company and the Operating Partnership.

          (ix)    Authorization and Description of Securities.  The Securities
                  -------------------------------------------
     to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be, as of the Closing Time, validly issued, fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectuses and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company; the Company has duly reserved a sufficient number of shares of Common Stock for issuance upon exchange of outstanding units of limited partnership of the Operating Partnership ("OP Units") in accordance with the Amended and Restated Limited Partnership Agreement of the Operating Partnership ("Operating Partnership Agreement").

          (x)     Authorization and Description of OP Units.  The issued and
                  -----------------------------------------
     outstanding OP Units have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of the Acquisition Properties (as defined in the Registration Statement) have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

          (xi)    Absence of Defaults and Conflicts. Neither the Company nor any
                  ---------------------------------
     of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Registration Statement (including the acquisition of the Acquisition Properties, issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the Prospectuses) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties (as defined in the Registration Statement) or any other property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xii)   Absence of Labor Dispute.  No material labor dispute with the
                  ------------------------
     employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

          (xiii)  Absence of Proceedings.  There is no action, suit, proceeding,
                  ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the U.S. Purchase Agreement or the performance by the parties of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets, including without limitation the Properties, is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)   Qualification as a REIT.  Commencing with the taxable year
                  -----------------------
     ended December 31, 1997, the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code.

          (xv)    Accuracy of Exhibits. There are no contracts or documents
                  --------------------
     which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xvi)   New York Stock Exchange Listing.  The Securities have been
                  -------------------------------
     approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (xvii)  Absence of Further Requirements.  No filing with, or
                  -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xviii) Possession of Licenses and Permits.  The Company and its
                  ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix)   The Properties.  (a)  The Operating Partnership and the
                  --------------
     Subsidiaries have good and marketable title in fee simple to all of the Properties (excluding any Acquisition Property not yet acquired) and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectuses or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; (b) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be disclosed in the Prospectuses are disclosed therein; (c) neither the Company nor the Operating Partnership knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect; (d) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; (e) none of the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (f) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

          (xx)    Insurance. The Company and each of the Subsidiaries is insured
                  ---------
     by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (xxi)   Taxes.  The Company and each of the Subsidiaries has filed all
                  -----
     material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectuses.

          (xxii)  Mortgages and Deeds of Trust.  Except as set forth in the
                  ----------------------------
     Registration Statement and the Prospectuses, the mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible and neither the Company, any of its Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

          (xxiii) Compliance with Cuba Act.  The Company has complied with, and
                  ------------------------
     is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxiv)  Investment Company Act.  The Company and the Operating
                  ----------------------
     Partnership are not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxv)   Environmental Laws.  Except as otherwise disclosed in the
                  ------------------
     Prospectuses or in the Phase I Environmental Site Assessments and Asbestos Survey Reports previously delivered to the U.S. Representatives and International Managers or their counsel (the "Environmental Reports"), or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its Subsidiaries have been and are in compliance with applicable Environmental Statutes; (ii) to the best knowledge of the Company, neither the Company, any of the Subsidiaries, nor any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its Subsidiaries; (vi) neither the Properties nor any other land owned by the Company or any of the Subsidiaries is included or, to the best of the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or to the best of the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

          As used herein, "Hazardous Material" shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S)(S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)(S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C.
     (S)(S) 2601-2671, the Federal Insecticide, Fungicide and

     Rodenticide Act, 7 U.S.C. (S)(S) 136-136y, the Clean Air Act, 42 U.S.C.
     (S)(S) 7401-7642, the Clean Water Act (Federal Water Pollution Control
     Act), 33 U.S.C. (S)(S) 1251-1387, the Safe Drinking Water Act, 42 U.S.C.
     (S)(S) 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C.
     (S)(S) 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an "Environmental Statute" and collectively "Environmental Statutes") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a "Governmental Authority").

          (xxvi)  Registration Rights.  Except as described in the Registration
                  -------------------
     Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinators, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty solely by the Company to each International Manager as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to International Managers; Closing.
                 ----------------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 600,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinators to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinators, but shall not be earlier than two nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinators in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, or at such other place as shall be agreed upon by the Global Coordinators and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinators and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinators and the Company, on each Date of Delivery as specified in the notice from the Global Coordinators to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Goldman Sachs (Int'l) or Merrill Lynch (Int'l), individually and not as representatives of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  Each of the Company and the
                 ------------------------
Operating Partnership covenants with each International Manager as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinators promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Global Coordinators notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinators with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinators or counsel for the International Managers shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or, upon request, will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act in connection with the offering of the Securities. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinators may designate and to maintain such qualifications in effect for a period of not more than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (j) Restriction on Sale of Securities. During a period of one year from the June 17, 1997, the Company and the Operating Partnership will not, without the prior written consent of the Global Coordinators, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or OP Units or any securities convertible into or exercisable or exchangeable for Common Stock or OP Units, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement or (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, or any employee benefit plans of the Company which have been approved by the requisite vote of the stockholders of the Company at a duly called meeting of stockholders or any employee benefit plans of the Company in which all full-time employees of the Company are eligible to participate on substantially similar terms.

          (k) Qualification as a REIT. The Company will use its best efforts to meet the requirements to qualify, commencing with the taxable year ended December 31, 1997, as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to manage the business of the Company in the best interest of its stockholders.

     SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay all
                 -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification or registration (or exemption therefrom) of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers, unless such termination was pursuant to the conditions set forth in Section 5(i) or Section 5(k) and the failure to satisfy such conditions was solely attributable to the International Managers or the U.S. Underwriters.

     SECTION 5.  Conditions of International Managers' Obligations.  The
                 -------------------------------------------------
obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Goodwin, Procter & Hoar LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the International Managers may reasonably accept.

          (c) Opinion of General Counsel of Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Frederick J. DeAngelis, General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit B hereto with such qualifications and explanatory notes thereto as counsel to the International Managers may reasonably accept.

          (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ix), (x), (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (xiii) through (xv), inclusive, and the penultimate paragraph of Exhibit A hereto.

     In giving the opinions described in paragraphs (b), (c) and (d) above, each counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Massachusetts, the federal law of the United States and the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, except as contemplated by the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and appropriate officers of the Company, as General Partner, on behalf of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the information contained in the Prospectuses under the headings "Business and Properties--Summary Property Data," "--Location of Properties," "--Tenants--Lease Expirations of Office and Industrial Properties," "--Tenants--Historical Tenant Improvements and Leasing Commissions," and "--Tenants--Historical Lease Renewals" is accurate in all material respects, (iv) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (g) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) Lock-up Agreements. The lock-up agreement previously executed, in connection with the Company's initial public offering of Common Stock, by the Company, the Operating Partnership and each holder of OP Units or Common Stock issued in connection with the Formation Transactions (as defined in the Registration Statement) stating that such person will not, subject to certain exceptions, sell, offer or construct to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or OP Units, or any securities convertible into or exchangeable for Common Stock or OP Units, for a period of one year from June 17, 1997 (or, in the case of Messrs. Zuckerman and Linde and the senior officers of the Company who received OP Units and/or shares of Common Stock in the Formation Transactions, two years from June 17, 1997), without the prior written consent of Goldman, Sachs and Merrill Lynch, shall continue to be in effect and shall not be amended or revoked without the prior written consent of Goldman, Sachs and Merrill Lynch.

          (k) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

          (l) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
     Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

          (i)    Officers' Certificate.  A certificate, dated such Date of
                 ---------------------
          Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii)   Opinion of Counsel for Company.  The favorable opinion of
                 ------------------------------
          Goodwin, Procter & Hoar LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the International Managers,dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
          Section 5(b) hereof.

          (iii)  Opinion of General Counsel of Company.  The favorable opinion
                 -------------------------------------
          of Frederick J. DeAngelis, General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv)  Opinion of Counsel for International Managers.  The favorable
                ---------------------------------------------
          opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
          Section 5(d) hereof.

          (v)   Bring-down Comfort Letter.  A letter from Coopers & Lybrand
                -------------------------
          L.L.P., in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to
          Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of International Managers. The Company and the Operating Partnership jointly agree to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Goldman Sachs (Int'l) and Merrill Lynch (Int'l)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) or (B) the fact that such International Manager sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the International Prospectus or of the International Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such International Manager and the loss, claim, damage or liability of such International Manager results from an untrue statement or omission of a material fact contained in any preliminary prospectus or International Prospectus (or any amendment or supplement thereto), which was corrected in the International Prospectus or in the International Prospectus as then amended or supplemented, and delivery would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary international prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that the statements set forth in the last paragraph of the cover page and in the second, fifth and eleventh through fourteenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectuses or in any amendment thereof or supplement thereto, as the case may be.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Goldman Sachs (Int'l) and Merrill Lynch (Int'l), and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, if at any time an indemnified
                             --------  -------
party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the International Managers on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Operating Partnership on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company and the Operating Partnership on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the International Managers.  If one
                  ----------------------------------------------------
or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention of Registration Department; and notices to the Company and the Operating Partnership shall be directed to it at 8 Arlington Street, Boston, Massachusetts 02116, attention of Frederick J. DeAngelis, Esq. Notices given by telex or telephone shall be confirmed in writing.

     SECTION 12.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.


                              Very truly yours,

                              BOSTON PROPERTIES, INC.


                              By
                                ---------------------
                              Name:   Edward H. Linde
                              Title:  President and Chief Executive Officer

                              BOSTON PROPERTIES LIMITED PARTNERSHIP
                              By:   Boston Properties, Inc., its general partner

                              By
                                 --------------------
                              Name:   Edward H. Linde
                              Title:  President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (UK) LTD.
PRUDENTIAL-BACHE SECURITIES (U.K.) INC.
SMITH BARNEY INC.
CHASE MANHATTAN INTERNATIONAL LIMITED

By: GOLDMAN SACHS INTERNATIONAL

By
    -------------------------------------
          Attorney-in-Fact

By: MERRILL LYNCH INTERNATIONAL

By
    -------------------------------------
             Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A



                                                             Number of
                                                       Initial International
Name of International Manager                               Securities
-----------------------------                               ----------

Merrill Lynch International ....................................................
Goldman Sachs International ....................................................
Bear, Stearns International Limited ............................................
Donaldson, Lufkin & Jenrette International .....................................
Morgan Stanley & Co. International Limited .....................................
PaineWebber International (UK) Ltd. ............................................
Prudential-Bache Securities (U.K.) Inc. ........................................
Smith Barney Inc. ..............................................................
Chase Manhattan international Limited. .........................................

Total .................................................................4,000,000
                                                                       =========


                                     Sch A

                                   SCHEDULE B

                            BOSTON PROPERTIES, INC.

                        4,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)



          1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $__.__.

          2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $__.__, being an amount equal to the initial public offering price set forth above less $__.__ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.



                                     Sch B

                                   SCHEDULE C

                               Certain Properties


599 Lexington Avenue
One Independence Square
Two Independence Square
Democracy Center
Capital Gallery
2300 N Street
Long Wharf Marriott
Cambridge Center Marriott
280 Park Avenue
100 East Pratt Street
875 Third Avenue
Riverfront Plaza
The Mulligan/Griffin Portfolio



                                     Sch C

                                                                       Exhibit A


                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)



          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the business organization statutes of the State of Delaware (the "Delaware Statutes").

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreement.

          (iii) Based solely on certificates of the relevant governmental officials, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule A-1 hereto.

          (iv) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Statutes.

          (v) The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospec tuses and to enter into and perform its obligations under the Purchase Agreement.

          (vi) Based solely on certificates of the relevant governmental officials, the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction set forth on Schedule A-1 hereto.

          (vii) Each Subsidiary (as hereinafter defined) has been duly organized and is validly existing as a general or limited partnership or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization, has partnership or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign partnership or corporation to transact business and, based solely on certificates of the relevant governmental authorities, is (in the case of corporations and limited partnerships) in good standing in each jurisdiction set forth on Schedule A-1 hereto; assuming receipt of consideration therefor as provided in the applicable resolutions authorizing issuance thereof by the board of directors of each such Subsidiary, all of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable; assuming receipt of consideration thereof as provided in the applicable resolutions authorizing issuance thereof by the board of directors of the general partner of such Subsidiary, all of the limited partnership interests in each Subsidiary that is a limited partnership are validly issued and fully paid; except as otherwise disclosed in the Registration Statement, all such shares and interests are owned by the Company, directly or through Subsidiaries, and are owned, to such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising under the Delaware Statutes, the organizational documents of the relevant Subsidiary or any contract filed as an exhibit to the Registration Statement.

          (viii) The amount of authorized capital stock of the Company is as set forth in the Prospectuses under the caption "Description of Capital Stock" and the issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization." The shares of issued and outstanding capital stock of the Company issued prior to the Closing Time have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights arising under the Delaware General Corporation Law, or the charter or by-laws of the Company or by contract filed as an exhibit to the Registration Statement.

          (ix) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable.

          (x) The issuance of the Securities is not subject to preemptive or other similar rights arising under Delaware General Corporation Law, the charter or by-laws of the Company or by contract filed as an exhibit to the Registration Statement.

          (xi) The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof, and are validly issued and fully paid. Assuming the truth and accuracy of the representations made to the Company and the Operating Partnership by each person or entity that has acquired OP Units, the offering, issuance and sale of the OP Units that have been offered, issued and sold at or prior to Closing Time is exempt from the registration requirements of the 1933 Act and the 1933 Regulations.

          (xii) This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and the Operating Partnership.

          (xiii) Such counsel has been telephonically advised by the staff of the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best knowledge of such counsel, based on telephonic advice of the staff of the Securities and Exchange Commission, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules and financial and statistical data included therein or omitted therefrom and the exhibits to the Registration Statement, as to which no opinion need be rendered) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (xv) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

          (xvi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company.

          (xvii) To the best knowledge of such counsel, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

          (xviii) The information in the Prospectus under "Description of Capital Stock," "Certain Provisions of Delaware Law and the Company's Certificate and Bylaws," "Shares Available for Future Sale," and "Federal Income Tax Consequences," to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects; and the opinion of such firm set forth under "Federal Income Tax Consequences" is confirmed.

          (xix) Commencing with the Company's initial taxable year ended December 31, 1997, the Company is organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation enables it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that the Company files a proper election to be taxed as a real estate investment trust with its timely filed federal income tax return for the taxable year ended December 31, 1997 and continues to meet applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements necessary for such qualification.

          (xx) To the best knowledge of such counsel, there are no statutes or regulations that are required to be described in the Prospectus that are not so described.

          (xxi) To the best knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

          (xxii) No Governmental Approval (other than under the 1933 Act and the 1933 Act Regulations, which have been or will be obtained, or as may be required under the securities or blue sky laws of any jurisdictions, as to which no opinion need be rendered) is necessary or required in connection with the due authorization, execution and delivery of this Agreement and the International Purchase Agreement or for the offering, issuance or sale of the Securities.

          (xxiii) The execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, in the International Purchase Agreement and in the Registration Statement (including the acquisition of the Acquisition Properties, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company and the Operating Partnership with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and except as otherwise described in the Prospectuses, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any Applicable Law or any judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations. Such counsel need not express any opinion as to (a) whether the execution, delivery or performance by the Company of the Purchase Agreements or the compliance by the Company with the terms and provisions thereof will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or (b) the enforceability of the Purchase Agreements.

          (xxiv) To the best knowledge of such counsel, except as disclosed in the Registration Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result of the filing or effectiveness of the Registration Statement.

          (xxv) The Company is not and will not be upon completion of the sale of the Securities and the application of the net proceeds thereof as described in the Prospectuses, an "investment company," as such term is defined in the 1940 Act.

          (xxvi) The Rights under the Company's Shareholder Rights Plan to which holders of the Securities will be entitled have been duly authorized.

          Such counsel shall also reaffirm as of this date its opinions filed as Exhibits 5 and 8 to the Registration Statement.

          Such counsel shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses or in any amendment or supplement thereto and have made no independent check or verification thereof, on the basis of such counsel's participation (relying as to facts necessary to the determination of materiality upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that any of the Prospectuses or any amendment or supplement thereto, at the time such Prospectuses were issued, at the time any such amended or supplemented Prospectuses were issued, at the Closing Time and the Option Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided,
                                                                    --------
however, that such counsel expresses no statement as to financial statements,
-------
schedules and other financial or statistical data contained in or excluded from the Registration Statement or the Prospectuses or the exhibits to the Registration Statement.

          In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          For purposes of such opinion, (a) "Governmental Approval" means any consent, approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (b) "Governmental Authority shall mean any United States, Massachusetts or Delaware executive, legislative, judicial, administrative or regulatory body, (c) "Applicable Laws" means those laws, rules and regulations of the United States of America, the Commonwealth of Massachusetts or the Delaware General Corporation Law and Delaware Revised Uniform Limited Partnership Act that, in such counsel's experience, are normally applicable to transactions of the type contemplated by the U.S. Purchase Agreement; provided, that such counsel expresses no opinion to (i) the "blue sky" or state securities laws of any jurisdiction or (ii) municipal laws or the laws of any agencies within any state, and (d) "Subsidiaries" shall mean all subsidiaries of the Company.

                                                                    Schedule A-1


                                 JURISDICTIONS


(a) Boston Properties, Inc., a Delaware corporation authorized to do business in:

     (i)    California
     (ii)   Maryland
     (iii)  Massachusetts
     (iv)   New York
     (v)    Pennsylvania
     (vi)   Virginia
     (vii)  Washington, D.C.

(b) Boston Properties Limited Partnership, a Delaware limited partnership authorized to do business in:

     (i)    California
     (ii)   Massachusetts
     (iii)  Maryland
     (iv)   New York
     (v)    Pennsylvania
     (vi)   Virginia
     (vii)  Washington, D.C.

(c) Boston Properties LLC, a Delaware limited liability company authorized to do business in:

     (i)    Maryland
     (ii)   Massachusetts
     (iii)  New York
     (iv)   Washington, D.C.

(d) Boston Properties Management, Inc., a Delaware corporation authorized to do business in:

     (i)    Maryland
     (ii)   Massachusetts
     (iii)  Pennsylvania
     (iv)   Virginia
     (v)    Washington, D.C.

(e) BP Lex LLC, a Delaware limited liability corporation authorized to do business in:

     (i)    New York

                                    Sch A-1

(f) BP Management, L.P., a Delaware limited partnership authorized to do business in:

     (i)    California
     (ii)   Maryland
     (iii)  Massachusetts
     (iv)   New York
     (v)    Pennsylvania
     (vi)   Virginia
     (vii)  Washington, D.C.


                                    Sch A-2

                                                                       Exhibit B


                       FORM OF OPINION OF GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


          (i) Assuming receipt of consideration therefor as provided in the applicable resolutions or other documents authorizing issuance thereof, all of the partnership interests in each Property Partnership is validly issued and fully paid; none of the outstanding partnership interests of any Property Partnership was issued in violation of the preemptive or similar rights of any securityholder of such Property Partnership under the business corporation, limited partnership or general partnership laws of their respective jurisdictions of organization, their respective organizational documents or any exhibit to the Registration Statement.

          (ii) To the best knowledge of such counsel, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument that is filed or incorporated by reference as an exhibit to the Registration Statement.

          (iii) The execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, in the International Purchase Agreement and in the Registration Statement (including the acquisition of the Acquisition Properties, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company and the Operating Partnership with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and except as otherwise described in the Prospectuses, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiii) of the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, administrative regulation or administrative or court decree (except where such violation of applicable law or administrative regulation or administrative or court decree will not result in a Material Adverse Effect).

                                      B-1